                        STORAGE USA, INC.
              CONSOLIDATED STATEMENT OF OPERATIONS
                           (unaudited)
              (in thousands, except per share data)

                    Three months  Three months
                       Ended        Ended      Year Ended  Year Ended
                      Dec. 31      Dec. 31       Dec. 31     Dec. 31
                       1996          1995         1996        1995


Property Revenue:
Rental Income          $31,695     $20,168       $105,091    $66,455
Management Income          141         264            701      1,072
Other Income               555         139          1,725        480
  Total Property
  Revenues              32,391      20,571        107,517     68,007

Property Expenses:
Cost of property
  operations             8,296       5,593         28,235     18,471
Taxes                    2,740       1,567          8,903      4,900
General & administ-
  rative                 1,055         762          4,122      2,568
Depreciation/
  amortization           3,807       2,895         12,620      8,586
  Total Property
    Expenses            15,898      10,817         53,880     34,525
Income from Property
  Operations            16,493       9,754         53,637     33,482

Other Income
  (expenses)
  Interest expense      (2,402)     (1,338)        (8,244)    (3,004)
  Interest income          180         108            687        166
Income before
  minority interest
  and gain on
  investment            14,271       8,524         46,080     30,644
Gain on Investment                                    288
Income before
  minority interest     14,271       8,524         46,368     30,644
Minority interest         (927)       (379)        (2,842)    (1,491)
Net income             $13,344      $8,145        $43,526    $29,153
Net income per share     $0.54       $0.46          $2.09      $1.87
Weighted average
  shares outstanding    24,654      17,562         20,861     15,612



                        STORAGE USA, INC.
   FUNDS FROM OPERATIONS COMPUTED UNDER THE AMENDED DEFINITION
                           (unaudited)
                          (in thousands)


                                 Revised Three
                  Three Months      Months                     Revised Year
                     Ended          Ended        Year Ended        Ended
                 Dec. 31, 1996   Dec. 31, 1995  Dec. 31, 1996  Dec. 31, 1995
                      <F1>          <F1>           <F1>            <F1>

Funds from
  Operations
  Attributable
  to Company
  Shareholders:

Net Income          $13,344        $8,145         $43,238        $29,153
Depreciation of
  revenue
  producing
  property            3,629         2,304          11,865          6,996
Amortization
  of lease
  guarantees              0            72              70            385
Amortization of
  non-compete             0            63              83            252
Consolidated FFO     16,973        10,584          55,256         36,786
Minority interest
  share of
  depreciation
  and
  amortization         (231)         (131)           (684)          (334)
FFO available to
  Company
  shareholders      $16,742       $10,453         $54,572        $36,452


<F1>

     The impact of conforming to the amended definition of Funds from operations (FFO) published by the National Association of Real Estate Investment Trusts and effective in 1996 was to reduce FFO available to Company shareholders by approximately $178,000 and $601,000, and $456,000 and $953,000 for the three months and year ended December 31, 1996 and 1995, respectively. The reductions relate to amortization of loan fees and depreciation of non-revenue producing assets.



                        STORAGE USA, INC.
              FINANCIAL AND OPERATIONAL HIGHLIGHTS
                         (in thousands)


                     Quarter          Quarter       Year         Year
Same Store            ended            ended        ended        ended
Results              Dec. 31,         Dec. 31,     Dec. 31,     Dec. 31,
(% growth):           1996             1995          1996         1995


Revenues          $20,630 (6.6%)      $19,348    $52,963 (7.7%)  $49,190

NOI               $14,420 (7.1%)      $13,463    $36,606 (5.7%)  $34,630


Selected                   As of           As of
Financial                 Dec. 31,        Dec. 31,
Data:                      1996            1995

Investment
  in storage
  facilities
  at cost                $855,855        $509,297

Total assets             $845,384        $509,525

Line of credit
  borrowings             $ 52,730        $107,605

7.125% Notes, 2003       $100,000

Mortgages payable        $ 45,724        $  6,670

Total liabilities        $270,257        $151,338

Total shareholders'
  equity                 $575,127        $358,187

Shares outstanding         24,723          17,562

Operating partnership
  units outstanding         1,904           1,025

Total shares and units
  outstanding at end
  of period                26,627          18,587

Total weighted average
   shares outstanding
   (year ended)            20,861          15,612

Total weighted average
   units outstanding        1,290             720
